Exhibit 3.1
SIXTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SOURCEFIRE, INC.
Pursuant to Sections 242 and 245 of the General
Corporation Law of the State of Delaware
     The undersigned is Chief Executive Officer of Sourcefire, Inc., (the “Corporation”) a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:
          I. The Corporation’s Certificate of Incorporation was initially filed in the Office of the Secretary of State of Delaware on December 13, 2001 and has been amended by (i) an Amended and Restated Certificate of Incorporation filed in the Office of the Secretary of State of Delaware on January 31, 2002, (ii) a Second Amended and Restated Certificate of Incorporation filed in the Office of the Secretary of State of Delaware on June 12, 2002, (iii) a First Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation filed in the Office of the Secretary of State of Delaware on October 8, 2002, (iv) a Second Certificate of Amendment to the second Amended and Restated Certificate of Incorporation filed in the Office of the Secretary of State of Delaware on November 26, 2002, (v) a Third Amended and Restated Certificate of Incorporation filed in the Office of the Secretary of State of Delaware on February 10, 2003, (vi) a Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation filed in the Office of the Secretary of State of Delaware on November 17, 2003, (vii) a Fourth Amended and Restated Certificate of Incorporation filed in the Office of the Secretary of State of Delaware on January 14, 2004, (viii) a Fifth Amended and Restated Certificate of Incorporation filed in the Office of the Secretary of State of Delaware on May 23, 2006 and (ix) a Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation filed in the Office of the Secretary of State of Delaware on February 22, 2007;
          II. The Board of Directors of the Corporation on March 3, 2007 duly adopted a resolution pursuant to Sections 242 and 245 of the DGCL proposing that this Sixth Amended and Restated Certificate of Incorporation amend and restate in its entirety the Certificate of Incorporation of the Corporation (as previously amended and restated), and declaring said amendment and restatement to be advisable and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor;
          III. Pursuant to Sections 228, 242 and 245 of the DGCL, on March 3, 2007 this Sixth Amended and Restated Certificate of Incorporation was duly approved and adopted by Written Consent in lieu of a Special Meeting of Stockholders of the Corporation by the Stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were presented and voted;
          IV. The text of this Sixth Amended and Restated Certificate of Incorporation set forth in Section VI below was duly adopted by the Board of Directors and by holders of the requisite number of outstanding shares of capital stock of the Corporation entitled to vote thereon in accordance with the provisions of 228, 242 and 245 of the DGCL;

          V. This Sixth Amended and Restated Certificate of Incorporation amends and restates the Certificate of Incorporation (as previously amended and restated) and shall become effective at 9:00 a.m. Eastern Time on March 14, 2007; and
          VI. This Sixth Amended and Restated Certificate of Incorporation amends and restates the Certificate of Incorporation (as previously amended and restated) in its entirety as follows:
ARTICLE ONE
Name
          The name of the corporation is Sourcefire, Inc. (the “Corporation”).
ARTICLE TWO
Registered Office and Agent
          The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE THREE
Purpose
          The nature of the business of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) and to possess and exercise all of the powers and privileges conferred by the laws of the State of Delaware upon corporations formed under the DGCL.
ARTICLE FOUR
Period of Existence
          The Corporation is to have perpetual existence.
ARTICLE FIVE
Authorized Capital
          The total number of shares of all classes of stock that the Corporation is authorized to issue is Two Hundred Sixty Million (260,000,000) shares, consisting of Two

Hundred Forty Million (240,000,000) shares of common stock with a par value of $0.001 per share (the “Common Stock”) and Twenty Million (20,000,000) shares of preferred stock with a par value of $0.001 per share (the “Preferred Stock”).
A. COMMON STOCK.
     1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock.
     2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders. There shall be no cumulative voting.
     Except as otherwise provided in the Corporation’s Certificate of Incorporation, the number of authorized shares of Common Stock may be increased or decreased (but not below the sum of the number of shares thereof then outstanding and the number of shares required to be reserved under Subsection B below) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.
     3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.
     4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any then outstanding Preferred Stock.
B. PREFERRED STOCK.
          Any of the shares of Preferred Stock may be issued from time to time in one or more series. Subject to the limitations and restrictions set forth in this Article Five, the Board of Directors or a Committee of the Board of Directors, to the extent permitted by law and the bylaws of the Corporation (the “Bylaws”), by resolution or resolutions, is authorized to create or provide for any such series, and to fix the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued series of Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase or decrease the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may, except as hereinafter otherwise expressly provided in this Article Five, vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors or by Committee of the Board of Directors, providing for the issuance of the various series; provided, however, that all shares of any one series of Preferred Stock shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.
     Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of the Board of Directors with respect to one or more series of Preferred Stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock, and each stockholder of the Corporation who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in his name on the books of the Corporation.
ARTICLE SIX
Board of Directors
A. GENERAL POWERS. In furtherance of and not in limitation of the powers conferred by statute, it is provided:
          1. Except as otherwise provided herein, the Board is expressly authorized to make, alter and repeal the Bylaws.
          2. Except as otherwise provided herein, the Board is expressly authorized to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.
          3. Except as otherwise provided herein, the Board is expressly authorized to set apart out of any funds of the Corporation available for dividends, a reserve or reserves for any purpose and to reduce any such reserve in the manner in which it was created.
B. BOARD ELECTION AND MEMBERSHIP.
          1. The election of directors need not be by written ballot and no director of the Corporation need be a stockholder of the Corporation unless the Bylaws shall so provide.
          2. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.
          3. The Board of Directors shall be divided into three (3) classes, as nearly equal in size as possible, designated Class A, Class B and Class C, respectively. Directors shall initially be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date hereof, the term of office of the Class A directors shall expire and Class A directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date hereof, the term of office of the Class B directors shall expire and Class B directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date hereof, the term of office of the Class C directors shall expire and Class C directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. Notwithstanding the provisions of this Article Six, each director shall serve until his or her successor is duly elected and qualified or his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
          4. Subject to the rights of the holders of any series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and any director so chosen shall hold office for a term expiring at the succeeding annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified.
          5. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
ARTICLE SEVEN
Limitation on Liability
          No Director of the Corporation shall be personally liable to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
          If the DGCL or any other statute of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors of the Corporation, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the statutes of the State of Delaware, as so amended, and such elimination or limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director provided by the foregoing provisions of this Article Seven.

          Any repeal or amendment of this Article Seven shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or amendment.
ARTICLE EIGHT
Indemnification
          To the maximum extent permitted by law, the Corporation shall indemnify fully any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, arbitration, alternative dispute mechanism, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf in connection with such action, suit or proceeding and any appeal therefrom.
          The Corporation may, if so requested by a director or officer, advance expenses (including attorneys’ fees) incurred by a director or officer in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by and on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to indemnification.
ARTICLE NINE
Special Meetings of the Stockholders
          Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, and shall be called upon the request of the Chairperson of the Board of Directors, the Chief Executive Officer, the President, or by a majority of the members of the Board of Directors. Special meetings may not be called by any other person or persons.
ARTICLE TEN
Stockholder Action
          Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

ARTICLE ELEVEN
Miscellaneous
          A. The Corporation expressly elects not to be governed by Section 203 of the DGCL.
          B. The books of the Corporation may be kept outside of the State of Delaware as may be designated by the Board, or in the Bylaws of the Corporation.
-oOo-

          IN WITNESS WHEREOF, the Corporation has caused this Sixth Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this 13th day of March 2007.

SOURCEFIRE, INC.

By:	/s/ E. Wayne Jackson, III
Name: E. Wayne Jackson, III
Title: Chief Executive Officer